Exhibit 10.10

RECORDING REQUESTED BY

AND WHEN RECORDED, MAIL TO

Name REDWOOD MORTGAGE
P.O. BOX 5096
Address REDWOOD CITY, CA 94063-0096

Title Order No	Escrow No.

                                                                                                                                         SPACE ABOVE THIS LINE FOR RECORDER’S USE
Loan No.:

DEED OF TRUST AND ASSIGNMENT OF RENTS

BY THIS DEED OF TRUST, made this	________	day of	______________,	20___	, between

____________________________________________________________			, herein called Trustor, whose address is,
________________________________________________________________________________________________

and PLM LENDER SERVICES, INC., a California corporation	, herein called Trustee, and

REDWOOD MORTGAGE INVESTORS IX, LLC., a Delaware limited liability company	, herein called Beneficiary,

Trustor grants, transfers, and assigns to Trustee, in trust, with power of sale, that property in the City of ______________,

_________________County, California, described as:

Trustor also assigns to Beneficiary all rents, issues and profits of said realty reserving the right to collect and use the same except during continuance of default hereunder and during continuance of such default authorizing Beneficiary to collect and enforce the same by any lawful means in the name of any party hereto.

For the purpose of securing:
(1) Payment of the indebtedness by one promissory note in the principal sum of $_____________
of even date herewith, payable to Beneficiary, and any extensions or renewals thereof;
(2) the payment of any money that may be advanced by the Beneficiary to Trustor, or his successors, with interest thereon, evidenced by additional notes (indicating they are so secured) or by endorsement on the original note, executed by Trustor or his successor;
(3) performance of each agreement of Trustor incorporated by reference or contained herein.

DO NOT RECORD - Provisions incorporated from Recorded Fictitious Deed of Trust
A.  TO PROTECT THE SECURITY HEREOF, TRUSTOR AGREES:

  (1) To keep said property in good condition and repair, preserve thereon the buildings, complete construction begun, restore damage or destruction, and pay the cost thereof; to commit or permit no waste, no violation of laws or covenants or conditions relating to use, alterations or improvements; to cultivate, irrigate, fertilize, fumigate, prune, and do all other acts which the character and use of said property and the estate or interest in said property secured by this Deed of Trust may require to preserve this security.
  (2)  To provide, maintain and deliver to Beneficiary fire insurance satisfactory to and with loss payable to Beneficiary.  The amount collected under any fire or other insurance policy may be applied by Beneficiary upon any indebtedness secured hereby and in such order as Beneficiary may determine, or Beneficiary may release all or any part thereof to Trustor.  Such application or release shall not cure or waive any default or notice of default hereunder or invalidate any act done pursuant to such notice.
  (3)  To appear in and defend any action or proceeding purporting to affect the security hereof or the rights or powers of Beneficiary or Trustee; and to pay all costs and expenses, including cost of evidence of title and attorney’s fees in a reasonable sum, in any such action or proceeding in which Beneficiary or Trustee may appear.

  (4)  To pay:  at least ten days before delinquency all taxes and assessments affecting said property, including assessments on appurtenant water stock; when due, all encumbrances, charges and liens, with interest, on said property or any part thereof, which appear to be prior or superior hereto; all costs, fees and expenses of this Trust.
  Should Trustor fail to make any payment or to do any act as herein provided, then Beneficiary or Trustee, but without obligation so to do and without notice to or demand upon Trustor and without releasing Trustor from any obligation hereof, may:  make or do the same in such manner and to such extent as either may deem necessary to protect the security hereof, Beneficiary or Trustee being authorized to enter upon said property for such purposes; appear in and defend any action or proceeding purporting to affect the security hereof or the rights or powers of Beneficiary or Trustee; pay, purchase, contest or compromise any encumbrance, charge or lien, which in the judgment of either appears to be prior or superior hereto; and, in exercising any such powers, pay necessary expenses, employ counsel and pay his reasonable fees.
  (5)  To pay immediately and without demand all sums so expended by Beneficiary or Trustee, with interest from date of expenditure at seven per cent per annum, and to pay for any statement provided for by law regarding the obligations secured hereby in the amount demanded by Beneficiary, not exceeding the maximum amount permitted by law at the time of the request therefore.

* * * *	* * * *
B.  IT IS MUTUALLY AGREED THAT:

  (1)  Any award of damages in connection with any condemnation for public use of or injury to said property or any part thereof is hereby assigned to Beneficiary, who may apply or release such moneys received by him in the same manner and with the same effect as provided for disposition of proceeds of fire or other insurance.
  (2)  By accepting payment of any sum secured hereby after its due date, Beneficiary does not waive his right either to require payment when due of all other sums so secured or to declare default for failure so to pay.
  (3)  At any time or from time to time, without liability therefor and without notice, upon written request of Beneficiary and presentation of this Deed and said note for endorsement, and without affecting the personal liability of any person for payment of the indebtedness secured hereby, Trustee may:  reconvey any part of said property; consent to the making of any map thereof; join in granting any easement thereon; or join in any agreement extending or subordinating the lien or charge hereof.
  (4)  Upon written request of Beneficiary stating that all sums secured hereby have been paid, and upon surrender of this Deed and said note to Trustee for cancellation and retention and upon payment of its fees, Trustee shall reconvey,  without warranty, the property then held hereunder.  The recitals in such reconveyance of any matters or facts shall be conclusive proof of the truthfulness thereof.  The grantee in such reconveyance may be described as “the person or persons legally entitled thereto.”
  (5)  Upon default by Trustor in payment of any indebtedness secured hereby or in performance of any agreement hereunder, Beneficiary may declare all sums secured hereby immediately due and payable by delivery to Trustee of written declaration of default and demand for sale and of written notice of default and of election to cause said property to be sold, which notice Trustee shall cause to be duly filed for record.  Beneficiary also shall deposit with Trustee this Deed, said note and all documents evidencing expenditures secured hereby.
     Trustee shall give notice of sale as then required by law, and without demand on Trustor, at least three months having elapsed after recordation of such notice of default, shall sell said property at the time and place of sale fixed by it in said notice of sale, either as a whole or in separate parcels and in such order as it may determine, at public auction to the highest bidder for cash in lawful money of the United States, payable at time of sale.  Trustee may postpone sale of all or any portion of said property by public announcement at such time and place of sale, and from time to time thereafter may postpone such sale by public announcement at the time fixed by the preceding postponement.  Trustee shall deliver to such purchaser its deed conveying the property so sold, but without any covenant or warranty, expressed or implied.  The recitals in such deed of any matters or facts shall be conclusive proof of the truthfulness thereof.  Any person, including Trustor, Trustee, or Beneficiary as hereinafter defined, may purchase at such sale.
     After deducting all costs, fees and expenses of Trustee and of this Trust, including cost of evidence of title in connection with sale, Trustee shall apply the proceeds of sale to payment of:  all sums expended under the terms hereof, not then repaid, with accrued interest at seven per cent per annum; all other sums then secured hereby; and the remainder, if any, to the person or persons legally entitled thereto.
  (6)  This Deed applies to, inures to the benefit of, and binds all parties hereto, their legal representatives and successors in interest.  The term Beneficiary shall include any future owner and holder, including pledgees, of the note secured hereby.  In this Deed, whenever the context so requires, the masculine gender includes the feminine and/or neuter, and the singular number includes the plural.
  (7)  Trustee accepts this Trust when this Deed, duly executed and acknowledged, is made a public record as provided by law.  Trustee is not obligated to notify any party hereto of pending sale under any other Deed of Trust or of any action or proceeding in which Trustor, Beneficiary or Trustee shall be a party unless brought by Trustee.
  (8)  The Trusts created hereby are irrevocable by Trustor.
  (9)  Beneficiary may substitute a successor Trustee from time to time by recording in the Office of the Recorder or Recorders of the county where the property is located an instrument stating the election by the Beneficiary to make such substitution, which instrument shall identify the Deed of Trust by recording reference, and by the name of the original Trustor, Trustee and Beneficiary, and shall set forth the name and address of the new Trustee, and which instrument shall be signed by the Beneficiary and duly acknowledged.

On October 25, 1973, identical fictitious Deeds of Trust were recorded in the offices of the County Recorders of the Counties of the State of California, the first page thereof appearing in the book and at the page of the records of the respective County Recorder as follows:

COUNTY	BOOK	PAGE	COUNTY	BOOK	PAGE	COUNTY	BOOK	PAGE

Alameda	3540	89	Marin	2736	463	Santa Barbara	2486	1244
Alpine	18	753	Mariposa	143	717	Santa Clara	0623	713
Amador	250	243	Mendocino	942	242	Santa Cruz	2358	744
Butte	1870	678	Merced	1940	361	Shasta	1195	293
Calaveras	368	92	Modoc	225	668	Sierra	59	439
Colusa	409	347	Mono	160	215	Siskiyou	697	407
Contra Costa	7077	178	Monterey	877	243	Solano	1860	581
Del Norte	174	526	Napa	922	96	Sonoma	2810	975
El Dorado	1229	594	Nevada	665	303	Stanislaus	2587	332
Fresno	6227	411	Orange	10961	398	Sutter	817	182
Glenn	565	290	Placer	1528	440	Tehema	630	522
Humboldt	1213	31	Plumas	227	443	Trinity	161	393
Imperial	1355	801	Riverside	1973	139405	Tulare	3137	567
Inyo	205	660	Sacramento	731025	59	Tuolumne	396	309
Kern	4809	2351	San Benito	386	94	Ventura	4182	662
Kings	1018	394	San Bernardino	8294	877	Yolo	1081	335
Lake	743	552	San Francisco	B820	585	Yuba	564	163
Lassen	271	367	San Joaquin	3813	6	San Diego	File No.
Los Angeles	T8512	751	San Luis Obispo	1750	491		73-
Madera	1176	234	San Mateo	6491	600		299568

The provisions contained in Section A, including paragraphs 1 through 5, and the provisions contained in Section B, including paragraphs 1 through 9 of said fictitious Deeds of Trust are incorporated herein as fully as though set forth at length and in full herein, except certain amendments to the fictitious Deed of Trust are set forth on an amendment attached hereto and incorporated herein.

The undersigned Trustor requests that a copy of any notice of default and any notice of sale hereunder be mailed to Trustor at the address hereinabove set forth, being the address designed for the purpose of receiving such notice.

The Note securing this Deed of Trust provides as follows:
Borrower’s required repayment in full before scheduled date
A.  In the event of any sale or conveyance of any part of the real property described in the Deed of Trust securing this Note, then the Note Holder may demand payment in full of all amounts that I owe under this Note, as allowed by law.

TRUSTOR:

AMENDMENT TO FICTITIOUS DEED OF TRUST RECORDED IN _____ COUNTY AT BOOK ___, PAGE ___, AND ADDENDUM TO THAT CERTAIN DEED OF TRUST DATED ___________, BETWEEN ____________, TRUSTOR, PLM LENDER SERVICES, INC., A CALIFORNIA CORPORATION, TRUSTEE, AND REDWOOD MORTGAGE INVESTORS IX, LLC, A DELAWARE LIMITED LIABILITY COMPANY, BENEFICIARY.

Paragraph 5, Section A, is deleted and instead the following applies:

5)  To pay immediately and without demand all sums so expended by Beneficiary or Trustee, with interest from date of expenditure at the rate provided for in the note securing the within Deed of Trust, and to pay for any statement provided for by law regarding the obligations secured hereby in the amount demanded by Beneficiary, not exceeding the maximum amount permitted by law at the time of the request therefore.

The third paragraph of Paragraph 5, Section B, is deleted and instead the following applies:

After deducting all costs, fees and expenses of Trustee and of this Trust, including cost of evidence of title in connection with sale, Trustee shall apply the proceeds of sale to payment of:  all sums expended under the terms hereof, not then repaid, with accrued interest at the rate provided for in the note securing the within Deed of Trust; all other sums then secured hereby; and the reminder, if any, to the person legally entitled thereto.

The following is added as Paragraph 10, Section B:

10)  Nothing in this instrument shall be interpreted to confer rights or obligations which are prohibited by the California Business and Professions Code and Beneficiary and Trustee waives any right inconsistent herewith.

TRUSTOR: